Exhibit 99.1

Monotype Imaging Announces Fourth Quarter and Full Year 2010 Results

Company Reports Record Fourth Quarter Revenue and Net Adjusted EBITDA

WOBURN, Mass.--(BUSINESS WIRE)--February 17, 2011--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading global provider of text imaging solutions, today announced financial results for the fourth quarter and full year ended Dec. 31, 2010.

Fourth quarter and full year 2010 highlights:

  Fourth quarter revenue was $29.4 million, a 17 percent increase year-over-year. Full year 2010 revenue was $106.7 million, an increase of 13 percent year-over-year.
  Operating income for the fourth quarter increased 45 percent to $10.2 million. Full year 2010 operating income was $33.1 million, an increase of 25 percent over the prior year.
  Non-GAAP net adjusted EBITDA for the fourth quarter was $13.8 million, or 47 percent of revenue. Full year 2010 non-GAAP net adjusted EBITDA was $47.8 million, or 45 percent of revenue.
  Cash flow from operations for the full year ended Dec. 31, 2010, was $43.7 million, a 56 percent increase over the prior year period.

“2010 was a year of recovery and progress for Monotype Imaging, capped by a record fourth-quarter performance,” said Doug Shaw, president and chief executive officer. “Looking forward to 2011, we are well positioned to capitalize on our expanded product portfolio and deliver increased value to our customers.”

Scott Landers, senior vice president and chief financial officer, said, “We’ve demonstrated once again the ability to drive double-digit organic growth. We’ve also held true to our business model, resulting in expanded margins as our top line growth accelerated. We exited 2010 in a strong financial position with cash balances in excess of $40 million and net debt of $23 million.”

Fourth quarter operating results

Revenue for the fourth quarter of 2010 was $29.4 million, up 17 percent compared to $25.1 million in the fourth quarter of 2009. OEM revenue for the quarter was $22.5 million, an increase of 22 percent year-over-year. Creative Professional revenue for the quarter was $6.9 million, increasing four percent from the fourth quarter of 2009.

Net income for the fourth quarter of 2010 was $6.1 million, compared to $4.0 million in the prior year period. Earnings per diluted share for the fourth quarter of 2010 were $0.17, compared to $0.11 in the fourth quarter of 2009.

In the fourth quarter of 2010, non-GAAP net adjusted EBITDA was $13.8 million or 47 percent of revenue, compared to $10.6 million or 42 percent in the fourth quarter of 2009.

Full year 2010 operating results

Revenue for the full year 2010 was $106.7 million, an increase of 13 percent compared to $94.0 million in the full year 2009. OEM revenues were $80.0 million, increasing 16 percent year-over-year. Creative Professional revenues were $26.7 million, an increase of six percent year-over-year.

Net income for the full year 2010 was $18.4 million, compared to net income of $13.4 million for the prior year. Earnings per diluted share for the full year 2010 were $0.51 compared to earnings per diluted share of $0.38 for the full year 2009.

For the full year 2010, non-GAAP net adjusted EBITDA was $47.8 million or 45 percent, compared to non-GAAP net adjusted EBITDA of $41.0 million or 44 percent for the prior year.

A reconciliation of GAAP operating income to non-GAAP net adjusted EBITDA for the three and 12 months ended Dec. 31, 2010 and 2009 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype Imaging had cash and cash equivalents of $42.8 million as of Dec. 31, 2010, an increase of $8.2 million from $34.6 million at the end of the prior year. Monotype Imaging generated $8.0 million of cash from operations in the fourth quarter of 2010 and $43.7 million on a full year basis.

The company’s outstanding debt was $65.9 million as of Dec. 31, 2010, a decrease from $78.5 million as of Sept. 30, 2010 and $91.4 million at the end of the prior year. The company was in compliance with all debt covenants at year end.

Net debt, defined as outstanding debt less cash and cash equivalents, was $23.1 million as of Dec. 31, 2010, a decrease of $33.7 million from the prior year end.

Introduction of additional Non-GAAP financial measures

Beginning in the first quarter of 2011, Monotype Imaging will add certain non-GAAP financial measures to its financial reporting, including non-GAAP net income and non-GAAP earnings per diluted share. These non-GAAP measures will exclude the amortization of intangible assets and stock-based compensation expense, net of taxes. Further information is provided in the non-GAAP financial measures section of this press release.

Financial outlook

For the first quarter of 2011, Monotype Imaging expects revenue in the range of $28.5 million to $30.0 million. The company expects first quarter 2011 non-GAAP net adjusted EBITDA in the range of $12.3 million to $13.3 million, GAAP earnings per diluted share in the range of $0.12 to $0.14 and non-GAAP earnings per diluted share in the range of $0.18 to $0.20.

For full year 2011, Monotype Imaging expects revenue in the range of $119.0 million to $123.0 million. The company expects full year 2011 non-GAAP net adjusted EBITDA in the range of $52.0 million to $55.0 million and GAAP earnings per diluted share in the range of $0.55 to $0.60 and non-GAAP earnings per diluted share in the range of $0.80 to $0.85.

Conference call details

Monotype Imaging will host a conference call on Thursday, Feb. 17, 2011 at 8:30 a.m. EST to discuss the company’s fourth quarter and full year 2010 results and business outlook for 2011. Individuals who are interested in listening to the audio webcast should log on to the “Investor Relations” portion of the “About Us” section of Monotype Imaging’s website at www.monotypeimaging.com. The live call can also be accessed by dialing (877) 941-2927 (domestic) or (480) 629-9724 (international) using passcode 4401292. If individuals are unable to listen to the live call, the audio webcast will be archived in the “Investor Relations” portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype Imaging management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype Imaging believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype Imaging management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s OEM business and Creative Professional business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; risks associated with the company’s recent acquisition; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2009 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2010. While Monotype Imaging may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype Imaging

Monotype Imaging combines technology with design to help the world communicate. Based in Woburn, Mass. with offices in the U.S., Europe and Asia, Monotype Imaging brings text imaging and graphical user interface capabilities to consumer electronics devices such as laser printers, copiers, mobile phones, navigation devices, digital cameras, e-book readers, digital televisions, set-top boxes and consumer appliances. The company also provides printer drivers and color imaging solutions to printer manufacturers and OEMs (original equipment manufacturers). Monotype Imaging technologies are combined with access to more than 14,000 typefaces from the Monotype®, Linotype® and ITC® typeface libraries – home to some of the world’s most widely used designs, including the Times New Roman®, Helvetica® and ITC Franklin Gothic™ typefaces. Fonts are licensed to creative, business and Web professionals through e-commerce portals, direct and indirect sales and custom design services. Monotype Imaging offers industry-standard font solutions that support all of the world’s major languages. Information about Monotype Imaging can be found at www.monotypeimaging.com.

Monotype is a trademark of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Times New Roman is a trademark of The Monotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain other jurisdictions. Linotype is a trademark of Linotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Helvetica is a trademark of Linotype Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions in the name of Linotype Corp. or its licensee Linotype GmbH. ITC is a trademark of International Typeface Corp. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. ITC Franklin Gothic is a trademark of International Typeface Corp. and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. © 2011 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$42,786	$34,616
Accounts receivable, net	4,720	5,145
Income tax refunds receivable	340	885
Deferred income taxes	350	878
Prepaid expenses and other current assets	2,480	1,666

Total current assets	50,676	43,190
Property, plant and equipment, net	1,589	1,790
Goodwill	142,354	140,745
Intangible assets, net	80,239	85,088
Other assets	3,947	1,564

Total assets	$278,805	$272,377

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$753	$395
Accrued expenses and other current liabilities	13,045	8,635
Accrued income taxes	1,171	903
Deferred revenue	8,506	6,446
Current portion of long-term debt	8,355	16,293

Total current liabilities	31,830	32,672
Long-term debt, less current portion	57,504	75,060
Other long-term liabilities	471	784
Deferred income taxes	19,328	18,310
Reserve for income taxes, net of current portion	1,125	1,550
Accrued pension benefits	3,565	3,479
Stockholders’ equity:
Common stock	35	35
Additional paid-in capital	155,791	148,273
Treasury stock, at cost	(86)	(86)
Retained earnings (accumulated deficit)	8,317	(10,043)
Accumulated other comprehensive income	925	2,343

Total stockholders’ equity	164,982	140,522

Total liabilities and stockholders’ equity	$278,805	$272,377

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenue	$29,405	$25,116	$106,659	$94,005
Costs and expenses:
Cost of revenue	1,924	1,870	7,477	6,861
Cost of revenue—amortization of acquired technology	880	848	3,488	3,383

Total cost of revenue	2,804	2,718	10,965	10,244

Gross profit	26,601	22,398	95,694	83,761
Operating expenses:
Marketing and selling	7,026	6,358	25,935	23,645
Research and development	3,879	3,958	15,404	14,142
General and administrative	4,288	3,877	16,488	14,674
Amortization of other intangible assets	1,218	1,197	4,795	4,744

Total operating expenses	16,411	15,390	62,622	57,205
Income from operations	10,190	7,008	33,072	26,556
Other (income) expense:
Interest expense	1,034	1,253	4,421	4,496
Interest income	(3)	(1)	(16)	(61)
Other expense, net	377	53	1,687	1,144

Total other expense	1,408	1,305	6,092	5,579
Income before provision for income taxes	8,782	5,703	26,980	20,977
Provision for income taxes	2,651	1,681	8,620	7,575

Net income	$6,131	$4,022	$18,360	$13,402

Net income available to common shareholders – basic & diluted	$6,083	$4,000	$18,237	$13,315

Net income per common share:
Basic	$0.17	$0.12	$0.52	$0.39
Diluted	$0.17	$0.11	$0.51	$0.38
Weighted average number of shares:
Basic	35,302,470	34,470,331	34,762,919	34,365,544
Diluted	36,611,191	35,594,599	35,990,295	35,288,126

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
GAAP operating income	$10,190	$7,008	$33,072	$26,556
Depreciation and amortization	2,357	2,349	9,323	9,298
Share based compensation	1,244	1,282	5,450	5,186

Non-GAAP net adjusted EBITDA	$13,791	$10,639	$47,845	$41,040
OTHER INFORMATION
Share based compensation is comprised of the following:
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Marketing and selling	$493	$470	$2,042	$1,818
Research and development	262	278	1,154	1,186
General and administrative	489	534	2,254	2,182

Total share based compensation	$1,244	$1,282	$5,450	$5,186
MARKET INFORMATION
The following table presents revenue for our two major markets:
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
OEM	$22,512	$18,461	$80,000	$68,967
Creative professional	6,893	6,655	26,659	25,038

Total	$29,405	$25,116	$106,659	$94,005

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF FORECAST GAAP NET INCOME TO FORECAST NON-GAAP NET INCOME AND NON-GAAP EARNINGS PER DILUTED SHARE

	Q1 2011
	Low End of Guidance	High End of Guidance
GAAP net income	$4,400	$5,050
Amortization, net of tax	1,400	1,400
Share-based compensation, net of tax	900	900

Non-GAAP net income	$6,700	$7,350

Non-GAAP earnings per diluted share	$0.18	$0.20

Weighted average diluted shares used to compute non-GAAP earnings per share	36,500,000	36,500,000

Assumes 35% effective tax rate.

RECONCILIATION OF FORECAST GAAP OPERATING INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA

	Q1 2011
	Low End of Guidance	High End of Guidance
GAAP operating income	$8,500	$9,500
Depreciation and amortization	2,400	2,400
Share-based compensation	1,400	1,400

Non-GAAP net adjusted EBITDA	$12,300	$13,300

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF FORECAST GAAP NET INCOME TO FORECAST NON-GAAP NET INCOME AND NON-GAAP EARNINGS PER DILUTED SHARE

	2011
	Low End of Guidance	High End of Guidance
GAAP net income	$20,300	$22,100
Amortization, net of tax	5,300	5,300
Share-based compensation, net of tax	4,200	4,200

Non-GAAP net income	$29,800	$31,600

Non-GAAP earnings per diluted share	$0.80	$0.85

Weighted average diluted shares used to compute non-GAAP earnings per share	37,100,000	37,100,000

Assumes 35% effective tax rate.

RECONCILIATION OF FORECAST GAAP OPERATING INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA

	2011
	Low End of Guidance	High End of Guidance
GAAP operating income	$36,200	$39,200
Depreciation and amortization	9,400	9,400
Share-based compensation	6,400	6,400

Non-GAAP net adjusted EBITDA	$52,000	$55,000

CONTACT:
ICR
Staci Mortenson, 781-970-6120
ir@monotypeimaging.com